                 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements listed below of BANC ONE CORPORATION of our report dated February 21, 1994 on our audit of the consolidated financial statements of BANC ONE CORPORATION and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and, 1991, which report is included in this Annual Report on Form 10-K.

   Registration Statements on Form S-8
       Registration Numbers:
           ..33-61760
           ..33-61758
           ..33-60424
           ..33-50117
           ..33-10822
           ..33-20990
           ..33-27849
           ..33-34294
           ..33-37400
           ..33-40041
           ..33-45473
           ..33-46189
           ..33-53752
           ..33-54100
           ..33-55172
           ..33-55174

                                                     COOPERS & LYBRAND

Columbus, Ohio
March 9, 1994